Exhibit 99.1

Pope Resources Announces Availability Of 2014 Annual Report

POULSBO, Wash., May 4, 2015 /PRNewswire/ -- Pope Resources (NASDAQ:POPE) announced today the availability of its 2014 Annual Report on its corporate website (http://www.poperesources.com/InvestorRelations.aspx). The Annual Report includes the President's Letter, together with our Annual Report on Form 10-K and the other information required under Securities Exchange Act Rules 14a-3 and 14a-16 and NASDAQ Rule 5250 (d)(1)(C).

Security holders are entitled to receive a copy of the Annual Report free of charge, and may receive a copy by contacting the Partnership's Vice President and Chief Financial Officer at (360) 697-6626. Copies of our reports also are available without charge via the Securities and Exchange Commission's website, http://www.sec.gov/.

About Pope Resources

Pope Resources, a publicly traded limited partnership, and its subsidiaries Olympic Resource Management and Olympic Property Group, own or manage 193,000 acres of timberland and development property in Washington, Oregon, and California. We also manage, co-invest in, and consolidate three private equity timber funds, for which we earn management fees. These funds provide an efficient means of investing our own capital in Pacific Northwest timberland while earning fees from managing the funds for third-party investors. The company and its predecessor companies have owned and managed timberlands and development properties for over 160 years. Additional information on the company can be found at www.poperesources.com. The contents of our website are not incorporated into this release or into our filings with the Securities and Exchange Commission.

Readers are reminded that our Annual Report contains forward looking statements, and such statements are subject to the notices set forth therein. All such statements should be read in conjunction with the section of the Annual Report entitled Item 1A: Risk Factors.

CONTACT: John Lamb, VP & CFO, 360.697.6626, Fax 360.697.1156